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                                                                      EX-99.23.i



J. W. BROWN (1911-1995)  BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS          ATTORNEYS AND COUNSELORS AT LAW    JOANN M. STRASSER
ROBERT S BROWN                    3500 CAREW TOWER           AARON A. VANDERLAAN
DONALD S. MENDELSOHN              441 VINE STREET            LAWRENCE A. ZEINNER
LYNNE SKILKEN                 CINCINNATI, OHIO 45202
AMY G. APPLEGATE             TELEPHONE (513) 381-2121            OF COUNSEL
KATHRYN KNUE PRZYWARA        TELECOPIER (513) 381-2125         ---------------
MELANIE S. CORWIN                                              GILBERT BETTMAN
                                                                (1918 - 2000)




                                  May 15, 2001


The Gateway Variable Insurance Trust
Rookwood Tower
3805 Edwards Road
Suite 600
Cincinnati, Ohio 45209


Gentlemen:

     This letter is in response to your request for our opinion in connection with the filing of the Registration Statement of The Gateway Variable Insurance Trust (the "Trust").

     We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

     Based on the foregoing, we are of the opinion that, after registration is effective for purposes of federal and applicable state securities laws, the shares of each series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

      We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                     Very truly yours,

                                     /s/ Brown, Cummins & Brown Co., L.P.A.

                                     Brown, Cummins & Brown Co., L.P.A.